Exhibit 99.1

Xenetic Biosciences Announces Pricing of $3.1 Million Registered Direct Offering

FRAMINGHAM, Mass.—March 5, 2019 -- Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on the acquisition, research and development of novel oncology therapeutics, including next-generation cellular immunotherapies for difficult to treat cancers, including B-cell Lymphomas, as well as improved biologic drugs, today announced it has entered into a securities purchase agreement with a single accredited institutional investor to purchase approximately $3.1 million of the Company’s common stock (the “Common Stock”) (or pre-funded warrants to purchase Common Stock in lieu thereof) in a registered direct offering (the “Offering”) and warrants to purchase shares of Common Stock in a concurrent private placement. The combined purchase price for one share of Common Stock (or pre-funded warrants to purchase Common Stock in lieu thereof) and each warrant will be $2.00.

Under the terms of the securities purchase agreement, Xenetic has agreed to sell 1,549,000 shares of Common Stock (or pre-funded warrants to purchase Common Stock in lieu thereof). In a private placement, which will be consummated concurrently to the Offering, Xenetic also agreed to issue warrants to purchase up to an aggregate of 1,549,000 shares of Common Stock. The warrants will be exercisable six months following the date of issuance, will expire on the seventh anniversary of the initial exercise date and have an exercise price of $2.25 per share of Common Stock.

The gross proceeds to Xenetic from the registered direct offering are expected to be approximately $3.1 million before deducting placement agent fees and other offering expenses. The offering is expected to close on or about March 7, 2019, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the Offering.

The shares of Common Stock and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-227572), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on October 12, 2018. The warrants are being issued in a private placement concurrent to the Offering and Common Stock issuable upon the exercise of such warrants were offered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and underlying shares of Common Stock may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of Common Stock and pre-funded warrants will be filed by Xenetic Biosciences, Inc. with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Xenetic Biosciences

Xenetic Biosciences is a biopharmaceutical company focused on the acquisition, research and development of novel oncology therapeutics, including next-generation cellular immunotherapies for difficult to treat cancers, including B-cell Lymphomas, as well as improved biologic drugs. The Company recently announced its plans to acquire the XCART platform, a novel CAR T technology engineered to target patient- and tumor-specific neoantigens. The acquisition is subject to conditions typical for a transaction of this kind, including appropriate stockholder approvals, and is expected to close in the first half of 2019. The Company plans to initially apply the XCART technology to develop cell-based therapeutics for the treatment of B-cell Lymphomas. We believe the personalized T cell therapies have the potential to offer cancer patients substantial benefits over the existing standard of care and currently approved CAR T therapies.

Additionally, Xenetic's proprietary drug development platform, PolyXen™, enables next-generation biologic drugs by improving their half-life and other pharmacological properties. The Company has ongoing business development activities to explore partnerships utilizing its PolyXen delivery platform.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, Facebook and Google+.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the acquisition, the Company will file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 that will include a combined proxy statement/prospectus. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents the Company may file with the SEC in connection with the acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE ACQUISITION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by the Company with the SEC by directing a written request to Xenetic Biosciences, Inc., 40 Speen Street, Suite 102, Framingham, MA 01701 or by calling 781-778-7720.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any investor or security holder. The Company, its respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the acquisition, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of the Company is contained in its proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on November 13, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 30, 2018, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018 which were filed with the SEC on May 15, 2018, August 10, 2018, and November 9, 2018, respectively, and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Offering and the acquisition and development of the CAR T technology. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These risks and uncertainties include those described in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and filed with the Securities and Exchange Commission on March 30, 2018, and subsequent reports that the Company may file with the Securities and Exchange Commission. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

Jenene Thomas Communications, LLC.
Jenene Thomas, 908-938-1475
jenene@jenenethomascommunications.com

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